EXHIBIT 16.1

Schwartz Levitsky Feldman LLP


October 24, 2005


US Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC  20549

Dear Sirs:

We have read the statements of OSK CAPITAL III CORP. pertaining to our firm included under Item 4.01 of Form 8-K/A and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,

Schwartz Levitsky Feldman LLP

/s/ Schwartz Levitsky Feldman LLP
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Schwartz Levitsky Feldman LLP
Montreal, Quebec